STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT (this "Agreement") is entered into effective as of October 10, 2000 (the "Grant Date"), by Volu-Sol, Inc., a Utah corporation (the "Company") and David G. Derrick (the "Holder").

                                    RECITALS

     A. The Company has adopted the Volu-Sol, Inc. 1997 Transition Plan (the "Plan"), a copy of which has been provided to the Holder (capitalized terms that are used but not defined in this Agreement will have the meanings given those terms in the Plan).

     B. The Holder is an employee of the Company or one of its Affiliates (as defined in the Plan), and has been designated by the Administrative Committee to receive a stock option under the Plan.

NOW, THEREFORE, the Company and the Holder covenant and agree as follows:

     1. GRANT OF THE OPTION. The Company hereby grants to the Holder a stock option (the "Option") to acquire from the Company Five Hundred Thousand (500,000) shares of the Common Stock, par value $.0001, of the Company (the "Common Stock"), at the price of $1.00 per share (the "Option Price"). The Option is not intended to qualify as an "incentive stock option", as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended.

     2. TERM OF THE OPTION. Unless earlier terminated in accordance with the provisions of the Plan, the Option will terminate on the earliest to occur of
(a) the expiration of Ten (10) years from the Grant Date; (b) the expiration of ninety (90) days following termination of the Holder's employment with the Company for any reason other than death, disability or cause; (c) the expiration of one (1) year following termination of the Holder's employment with the Company on account of death or disability; and (d) the date of termination of the Holder's employment with the Company for cause.

     3. VESTING. This Option may be exercised at any time and from time to time in accordance with its terms beginning on the date of grant and ending at midnight (Salt Lake City, Utah time) on October 9, 2005.

         4. OTHER LIMITATIONS OF THE OPTION. The Option is subject to all of the provisions of the Plan, which permits adjustments to the Option upon the occurrence of certain corporate events such as stock dividends, extraordinary cash dividends, reclassifications, recapitalizations, reorganizations, split-ups, spin-offs, combinations, exchanges of shares, and warrants or rights offerings and which applies in the event of an Approved Transaction or Control Purchase.

     5. EXERCISE OF THE OPTION. To exercise the Option, the Holder must do the following:

                  (a) deliver to the Company a written notice, in the form attached to this Agreement as Exhibit A, specifying the number of shares of Common Stock for which the Option is being exercised;

                  (b)      surrender this Agreement to the Company;


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                  (c) tender payment of the aggregate Option Price for the
         shares for which the Option is being exercised, which payment may be made (i) in cash or by check; or (ii) by such other means as the Administrative Committee, in its sole discretion, shall permit at the time of exercise;

                  (d) pay, or make arrangements satisfactory to the Administrative Committee for payment to the Company of all federal, state and local taxes, if any, required to be withheld by the Company in connections with the exercise of the Option; and

                  (e) execute and deliver to the Company the documents required by the Plan and any other documents required from time to time by the Administrative Committee in order to promote compliance with applicable laws, rules and regulations.

     6. DELIVERY OF SHARE CERTIFICATE. As soon as practicable after the Option has been duly exercised, the Company will deliver to the Holder a certificate for the shares of Common Stock for which the Option was exercised. Unless the Option has expired or been exercised in full, the Company and the Holder agree to execute a new Stock Option Agreement, covering the remaining shares of Common Stock that may be acquired upon exercise of the Option, which will be identical to this Agreement except as to the number of shares of Common Stock subject thereto. In lieu of replacing this Agreement in such manner, the Company may affix to this Agreement an appropriate notation indicating the number of shares for which the Option was exercised and return this Agreement to the Holder.

     7. NONTRANSFERABILITY. The Option is not transferable other than by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of the Holder only by the Holder or the Holder's court appointed legal representative.

     8. WARRANTIES AND REPRESENTATIONS OF THE HOLDER. By executing this Agreement, the Holder accepts the Option, acknowledges receipt of a copy of the Plan and the Prospectus, and agrees to comply with all of the provisions of this Agreement and the Plan.

     9. RIGHTS OF THE SHAREHOLDER. The Holder will have no rights as a shareholder of the Company on account of the Option or on account of shares of Common Stock that will be acquired upon exercise of the Option (but with respect to which no certificates have been issued).

     10. TAX WITHHOLDING. The Holder agrees to pay, or to make arrangements satisfactory to the Administrative Committee for payment to the Company of, all federal, state and local income and employment taxes, if any, required to be withheld by the Company in connection with the exercise of the Option or any sale, transfer or other disposition of any shares of Common Stock acquired upon exercise of the Option. If the Holder fails to do so, then the Holder hereby authorizes the Company to deduct all or any portion of such taxes from any payment of any kind otherwise due to the Holder.

     11. FURTHER ASSURANCES. The Holder agrees from time to time to execute such additional documents as the Company may reasonably require to effectuate the purposes of the Plan and this Agreement.

     12. BINDING EFFECT. This Agreement shall be binding upon the Holder and the Holder's heirs, successors and assigns.

         13. ENTIRE AGREEMENT; MODIFICATIONS. This agreement, together with the Plan and agreements referenced in this Agreement and/or the Plan, constitutes the entire agreement and understanding between the Company and the Holder regarding the subject matter hereof. Except as otherwise provided in the Plan,

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no modification of the Option or this Agreement, or waiver of any provision of this Agreement or the Plan, shall be valid unless in writing and duly executed by the Company and the Holder. The failure of any party to enforce any of that party's rights against the other party for breach of any of the terms of this Agreement shall not be construed as a waiver of such rights as to any continued or subsequent breach.

     14. COST OF LITIGATION. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the court in a final judgment or decree, pay the successful party or parties all costs, expenses and reasonable attorneys' fees incurred by the successful party or parties (including without limitation costs, expenses and fees in any appellate proceedings), and if the successful party recovers judgment in any such action or proceeding, such costs, expenses and attorney's fees shall be included as part of the judgment.

     15. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Utah.


DATED:
       -------------------------------------

VOLU-SOL, INC.




By:
    -------------------------------------------------

Its:
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


FORM OF EXERCISE OF OPTION

To:      Volu-Sol, Inc.
         5094 West 2100 South
         Salt Lake City, UT 84120

The undersigned holds Option Number NQ-___ (the "Option"), represented by a Stock Option Agreement dated effective as of ____________ (the "Agreement"), granted to the undersigned pursuant to the Volu-Sol, Inc. 1997 Transition Plan (the "Plan"). The undersigned hereby exercises the Option and elects to purchase ______________ shares (the "Shares") of Common Stock of Volu-Sol, Inc. (the "Company") pursuant to the Option. This notice is accompanied by full payment of the Option Price of $______ per share for the Shares in cash or by check or in another manner permitted by Section 5(c) of the Agreement. The undersigned has also paid, or made arrangements satisfactory to the Administrative Committee administering the Plan for payment of, all federal, state and local taxes, if any, required to be withheld by the Company in connection with the exercise of the Option.

Date: _____________________


                               SIGNATURE OF HOLDER


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